Exhibit 2(l)
July 17, 2007
The Mexico Equity and Income Fund, Inc.
615 East Michigan St., 2nd Floor
Milwaukee, WI 53202
Gentlemen:
          We have acted as counsel to The Mexico Equity and Income Fund, Inc. (the “Fund”), a Maryland corporation, in connection with the preparation and filing of the Registration Statement of the Fund filed on Form N-2 (the “Registration Statement”) covering rights to purchase an aggregate of 2,027,678 shares of common stock of the Fund, par value $0.001 per share (the “Shares”).
          We have examined originals or copies certified or otherwise identified to our satisfaction of the Articles of Incorporation of the Fund, By-Laws of the Fund, the Registration Statement, and such other corporate records, proceedings and documents, as we have deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon statements and certificates of officers and representatives of the Fund and others.
          In addition, the opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement will be duly and validly issued and fully paid and non-assessable.

The Mexico Equity and Income Fund, Inc.
July 17, 2007

          We hereby consent to the use of this opinion as Exhibit 2(l) to the Registration Statement and to the reference to this firm in the Fund’s Prospectus, included as part of the Registration Statement. In giving this consent, we do not hereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933, as amended, or the General Rules and Regulations promulgated thereunder.
Very truly yours,
/s/ Blank Rome LLP
BLANK ROME LLP